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                                                                    EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-60781, 333-96097, and 333-82682) of UniFirst Corporation of our reports dated November 11, 2002, with respect to the consolidated financial statements and schedule of UniFirst Corporation incorporated by reference or included in this Annual Report (Form 10-K) for the year ended August 31, 2002.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
November 27, 2002